                                                                    EXHIBIT 10.5


                         ASSISTED LIVING CONCEPTS,INC.

                          DEFERRED COMPENSATION PLAN

                               TABLE OF CONTENTS
                               -----------------

                                                                            Page
                                                                            ----

           ASSISTED LIVING CONCEPTS, INC. DEFERRED COMPENSATION PLAN

                                   ARTICLE I
                                   ---------
NAME AND PURPOSE.............................................................  1
- ----------------

                                  ARTICLE II
                                  ----------

ELIGIBILITY..................................................................  1
- -----------

                                  ARTICLE III
                                  -----------

ELECTION.....................................................................  1
- --------

          3.1 Election of Deferral...........................................  1
          3.2 Manner of Electing Deferral....................................  1


                                  ARTICLE IV
                                  ----------

VESTING......................................................................  2
- -------

          4.1 Salary.........................................................  2
          4.2 Bonus..........................................................  2

                                   ARTICLE V
                                   ---------


PARTICIPANT ACCOUNTS.........................................................  2
- --------------------

                                  ARTICLE VI
                                  ----------

DISTRIBUTIONS................................................................  2
- -------------

          6.1 Termination Distributions......................................  2
          6.2 Death Distributions............................................  3
          6.3 Unforeseen Emergency...........................................  3
          6.4 Form of Distribution...........................................  3



                                  ARTICLE VII
                                  -----------

ADMINISTRATION...............................................................  3
- --------------

          7.1   Plan Administrator...........................................  3
          7.2   Amendment and Termination....................................  4
          7.3   Indemnification..............................................  4
          7.4   Claims Procedure.............................................  4

                                 ARTICLE VIII
                                 ------------

MISCELLANEOUS................................................................  4
- -------------

          8.1   Participant's Rights.........................................  4
          8.2   Nonalienation................................................  5
          8.3   Limitation of Rights.........................................  5
          8.4   Governing Law................................................  5
          8.5   Benefit Plans................................................  5





Appendix A:  Employees and Amount of Deferred Bonus Amounts Subject to Vesting
             Provisions

Appendix B:  Merrill Lynch Non-Qualified Deferred Compensation Plan Trust
             Agreement

Schedule C:  Sample Election Form

                                   ARTICLE I

                               NAME AND PURPOSE
                               ----------------


     Effective as of October 29, 1996, Assisted Living Concepts, Inc. ("ALC, Inc." or the "Company") hereby establishes the ALC, Inc. Deferred Compensation Plan (the "Plan"). The Company intends to maintain this Plan primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees. The provisions of this Plan, including any appendices that may be attached, shall be interpreted in a manner consistent with this purpose.


                                  ARTICLE II

                                  ELIGIBILITY
                                  -----------


     An employee of the Company shall be eligible under the Plan if (i) the employee is listed in Appendix A and (ii) is a member of a select group of management of highly compensated employees as described under Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA. An eligible employee is hereinafter referred to in this Plan as "Participant".


                                  ARTICLE III

                                   ELECTION
                                   --------


      3.1 Election of Deferral. Each Participant shall be entitled to make an irrevocable election, as specified in Section 3.2, to defer receipt of all or any portion of the base salary and/or any bonus otherwise payable by the company to the Participant.

     3.2 Manner of Electing Deferral. A Participant may elect to defer the base salary and/or bonus otherwise payable to him for the initial Plan period beginning November 1, 1996 and ending December 31, 1996, or for any subsequent Plan year ("Election Period") by giving notice to ALC, Inc. and the Plan Administrator prior to the beginning of the Election Period. The notice shall set forth the Participant's irrevocable election as to the percentage of the Participant's base salary and/or bonus for the Election Period. For purposes of delivering notice of such election, an election may be in the form of Exhibit A attached. An employee who becomes eligible to participate in the Plan during a year may file an election to participate within 30 days after becoming eligible, and such election shall be effective with respect to earnings during the remainder of the calendar year and in subsequent calendar years until the election is amended or terminated.

                                  ARTICLE IV

                                    VESTING
                                    -------


     4.1 Salary. A Participant shall be fully vested in any portion of the Participant's salary deferral.

     4.2 Bonus. A Participant shall be vested in any deferred bonus set by the Board of Directors of the Company in accordance with the following schedule:


          Years of Service                  Vested Percentages
          ----------------                  ------------------
Less than 1 year                                   -0-
1 year or more, but less than 2                   33.33%
2 years or more, but less than 3                  66.67%
3 years or more                                  100.00%

                                   ARTICLE V

                             PARTICIPANT ACCOUNTS
                             --------------------

     The Plan Administrator shall establish a trust account for each Participant pursuant to the terms of the Merrill Lynch Non-Qualified Deferred Compensation Plan Trust Agreement, a copy of which is attached hereto as Appendix B and incorporated hereby this reference. Each such trust account is intended to be maintained as a grantor trust under (S)(S)677-679 of the Internal Revenue Code of 1986, as amended, and conform to the terms of a model "rabbi trust," under Internal Revenue Procedure 92-64. The assets of the trust are to be held invested and disposed of by the trustee, in accordance with the terms of the trust. Notwithstanding any provision of the plan or the trust to the contrary, the assets of the trust shall at all times be subject to the claims of the Company's general creditors in the event of insolvency or bankruptcy.

                                  ARTICLE VI

                                 DISTRIBUTIONS
                                 -------------

     6.1 Termination Distributions. The payment of a Participant's Account shall commence within 60 days after the date on which the earlier of the following events occurs:

          6.1.1 The Participant terminates service with the Company for any reason; or

          6.1.2 The Participant's service is terminated by the Company for any reason; provided, however the Participant was not terminated for gross negligence or fraud.

     6.2 Death Distributions. The Account of a deceased Participant shall be distributed to the Participant's Beneficiary in a single sum as soon as practicable after the Participant's death, but no earlier than 30 days after the Participant's death. For this purpose, a beneficiary designation must be signed by the Participant and delivered to the Plan Administrator on such form as specified by the Plan Administrator. In the absence of a valid or effective beneficiary designation, the beneficiary will be the Participant's surviving spouse, or if there is no surviving spouse, the Participant's estate.

     6.3 Unforeseeable Emergency. A distribution of the account of a Participant may be made to the Participant in the event of an unforeseeable emergency. For purposes of this Plan, an unforeseeable emergency is a severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or of a dependent (as defined in Internal Revenue Code section 152(a)) of the Participant, loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Partipant. In any case, payment shall not be made to the extent that such financial hardship is or may be relived (i) through reimbursement of compensation by insurance or otherwise; (ii) by liquidation of the Participant's assets, to the extent the liquidation of such assets would not itself cause severe financial hardship, or (iii) by cessation of deferrals under this Plan. An unforeseeable emergency shall not include the need to send a Participant's child to college or the purchase of a home. Early withdrawals of amounts because of an unforeseeable emergency shall be limited to the amount reasonably needed to meet the emergency.

     6.4 Form of Distribution. A distribution, at the election of the Participant or the Participant's beneficiary, may be in a lump sum or in annual payments not to exceed ten installments.

                                  ARTICLE VII

                                ADMINISTRATION
                                --------------

     7.1 Plan Administrator. The Board shall appoint a committee of one or more individuals to be the "plan administrator" within the meaning of ERISA Section 3(16)(A). The Plan Administrator shall have sole authority to control and manage the operation and administration of the Plan and gave all powers, authority and discretion necessary or appropriate to carry out the plan provisions, and to interpret and apply the terms of the Plan to particular cases or circumstances. All decisions, determination and interpretations of the Plan Administrator will be binding on all interested parties, subject to the claims and appeal procedures necessary to satisfy the minimum standard of fails to appoint a plan administrator, the Chief Financial Officer of ALC, Inc. shall serve as Plan Administrator.

     7.2 Amendment and Termination. The Board, by resolution or written consent, may amend all or any provision of the Plan, and may terminate the Plan in its entirety, at any time and for any reason. No amendment or termination of the Plan will reduce any Participant's Account as of the effective date of such amendment or termination.

     7.3 Indemnification. The Company will indemnify and hold harmless the Plan Administrator from all losses, claims, damages, expenses, and liabilities (including reasonable attorneys' fees and amounts paid, with the approval of the Board, in settlement of any claim) arising out of or resulting from the implementation of a duty, act or decision with respect to the Plan, so long as such duty, act or decision does not involve gross negligence or willful misconduct on the part of any such individual.

     7.4 Claims Procedure. A Participant or his Beneficiary designated pursuant to Section 6.2 (the "Claimant") may file a written claim for benefits under the Plan with the Plan Administrator. Within 60 days of the filing of the claim, the Plan Administrator shall notify the Claimant of the Plan Administrator's decisions whether to approve the claim. Such notice shall include specific reasons for any denial of the claim. Within 60 days of the date the Claimant was notified of the denial of a claim, the Claimant may appeal the Plan Administrator's decision by making a written submission containing any pertinent information. Any decision not appealed within such 60-day period shall be final, binding and conclusive. The Plan Administrator shall receive information submitted with an appeal and render a decision within 60 days of the submission of the appeal. If it is not feasible for the Plan Administrator to render a decision on an appeal within the prescribed 60-day period, the period may be extended to a 120-day period.

                                 ARTICLE VIII

                                 MISCELLANEOUS
                                 -------------


     8.1 Participant's Rights. Establishment of the Plan shall not be construed as giving any Participant the right to receive any benefits not specifically provided by the Plan. A Participant shall not have any interest in the base salary and/or bonus deferred or income credited to his account until such account is distributed in accordance with the Plan. All base salary and/or bonus deferred or other property otherwise held for the account of a Participant under the Plan shall remain the sole property of the Company, subject to the claims of its general creditors and available for its use for whatever purposes are desired. With respect to amounts deferred or otherwise held for the account of a Participant, the Participant is merely a general creditor of the company; and the obligation of the company hereunder is purely contractual and shall not be funded or secured in any way.

     8.2  Nonalienation.

          8.2.1 General Rules. No benefit or interest of any Participant (including the Participant's spouse and Beneficiary) under the Plan will be subject to assignment, alienation, anticipation, sale, transfer, pledge, or encumbrance, whether voluntary or involuntary. Before distribution of a Participant's Account, no Account balance will be subject to the debts, contracts, liabilities, engagements or torts of the Participant. (See
     Section 8.2.2 below for distributions pursuant to a domestic relations order, and Section 6.2 for distributions upon the Participant's death.)

          8.2.2 Domestic Relations Orders. The Plan Administrator shall honor a court order affecting a Participant's Account, provided the order would satisfy the requirements of a qualified domestic relations order under ERISA Section 206(d) if the Plan were subject to Part II of Title I of ERISA.

     8.3 Limitation of Rights. Nothing in this Plan will be construed to give a Participant the right to continue in the employ of the Company at any particular position or to interfere with the right of the Company to discharge, lay off or discipline a Participant at any time and for any reason, or to give the Company the right to require any Participant to remain in it employ or to interfere with the Participant's right to terminate his employment.

     8.4 Governing Law. The Provisions of the Plan will be construed, enforced and administered in accordance with the law of Oregon except to the extent preempted by ERISA.

     8.5 Benefit Plans. The amount of each Participant's base salary and/or bonus which he elects to defer under the Plan shall not be deemed to be compensation for the purpose of calculating the amount of a Participant's benefits or contributions under a pension plan or retirement plan (qualified under Section 401(a) of the Internal Revenue Code), the amount of life insurance payable under any life insurance plan established or maintained by the Company, or the amount of any disability benefit payments payable under any disability plan established or maintained by the Company, except to the extent specifically provided in any such plan.

     IN WITNESS WHEREOF, the Company by its duly authorized officer has executed
this Deferred Compensation Plan ALC, Inc., on                           , 1997.
                                              --------------------------

                                       ASSISTED LIVING CONCEPTS, INC.



                                       By:
                                          ----------------------------------

                                       Title:
                                             -------------------------------